EXHIBIT 10.7.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made and entered into as of the 1st day of January, 2004, by and between Brickman Leasing, LLC, an Illinois limited liability company (“Landlord”), and The Brickman Group, Ltd., a Delaware corporation (“Tenant”).

RECITALS:

Landlord and Tenant entered into that certain lease agreement (the “Original Lease”) dated as of January 1, 1997, whereby Landlord leased to Tenant certain land (the “Land”) and improvements (the “Improvements and together with the Land, the “Premises”) situated in Langhorne, Pennsylvania.

Landlord and Tenant amended the Original Lease pursuant to that certain First Lease Amendment dated as of January 14, 1998 (the “First Amendment”); Landlord and Tenant subsequently further amended the Original Lease pursuant to that certain Second Lease Amendment dated as of August 1, 2000 (the “Second Amendment”). The Original Lease, as amended by the First Amendment and the Second Amendment, shall be collectively referred to herein as the “Lease”.

Whereas, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth below.

NOW, THEREFORE, for One and No/100 Dollars ($1.00), the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have those meanings given to them in the Lease.

2. The term of the Lease is extended for an additional term of 36 months, commencing January 1, 2004 (the “Second Renewal Commencement Date”) and expiring on December 31, 2006 (the “Expiration Date”) (such period, the “Second Renewal Term”).

3. The Tenant shall pay the Landlord as rent for the Premises during the first year of the Second Renewal Term the sum of SEVENTY-THREE THOUSAND EIGHT HUNDRED AND FOURTEEN AND NO/100 DOLLARS ($73,814.00) per annum, payable in accordance with the terms of the Lease, in equal monthly installments of $6,151.00, commencing on the Second Renewal Commencement Date.

4. The Tenant shall pay the Landlord as rent for the Premises during the second year of the Second Renewal Term the sum of SEVENTY-SIX THOUSAND AND TWENTY-EIGHT AND NO/100 DOLLARS ($76,028.00) per annum, payable in accordance with the terms of the Lease, in equal monthly installments of $6,336.00, commencing on the second anniversary of the Second Renewal Commencement Date.

5. The Tenant shall pay the Landlord as rent for the Premises during the third year of the Second Renewal Term the sum of SEVENTY-EIGHT THOUSAND THREE HUNDRED AND NINE AND NO/100 DOLLARS ($78,309.00) per annum, payable in accordance with the terms of the Lease, in equal monthly installments of $6,526.00, commencing on the third anniversary of the Second Renewal Commencement Date.

6. As of the Second Renewal Commencement Date, the Tenant shall no longer be required to pay the Key Money. Accordingly, Section 4.6 of the Lease is hereby deleted in its entirety.

7. Upon expiration of the Second Renewal Term, the Lease shall be automatically extended for successive terms of one (1) year (each such one (1)-year term, a “Successive Term”), unless Tenant or Landlord upon sixty (60) days prior written notice to the other prior to the end of any Successive Term cancels this Lease. Each Successive Term will be on the same terms and conditions set forth in the Lease, except that the rental shall be increased by three percent (3%) over the previous year’s annual rent.

8. Paragraph 8 of the Second Amendment is hereby deleted in its entirety and replaced with paragraph 8 of this Third Amendment.

9. The provisions of this Third Amendment are hereby incorporated into the Lease and unless otherwise expressly modified by this Third Amendment, all other provisions of the Lease shall remain in full force and effect.

AGREED AND ACCEPTED:		AGREED AND ACCEPTED:

LANDLORD:		TENANT:

BRICKMAN LEASING, LLC		THE BRICKMAN GROUP, LTD.

By:	/s/ Theodore W. Brickman, Jr.	By:	/s/ Mark A. Hjelle
Name:		Name:
Title:	Member	Title:	Vice President
Date:		Date: